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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Tangoe, Inc.
Orange, Connecticut

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 2010, relating to the financial statements of Information Strategies Group, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP, formerly BDO Seidman, LLP
New York, New York

July 19, 2010

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  Exhibit 23.2